UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2019

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry Into Material Definitive Agreements.

Credit Facility

On September 30, 2019, Dawson Geophysical Company (the “Company”) entered into a new Loan and Security Agreement (the “Loan Agreement”) with Dominion Bank (the “Lender”).  The Loan Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) in an amount up to the lesser of (i) $15,000,000 or (ii) a sum equal to (a) 80% of the Company’s eligible accounts receivable plus 100% of the amount on deposit with the Lender in the Company’s collateral account, such amount to initially include a certificate of deposit for $5,000,000 (the “Deposit”).

Under the Revolving Credit Facility, interest will accrue at an annual rate equal to the lesser of (i) 6.00% and (ii) the greater of (a) the prime rate as published from time to time in The Wall Street Journal or (b) 3.50%.  The Company will pay a commitment fee of 0.10% per annum on the difference of (a) $15,000,000 minus the Deposit minus (b) the daily average usage of the Revolving Credit Facility.  The Loan Agreement contains customary covenants for credit facilities of this type, including limitations on disposition of assets.  The Company is also obligated to meet certain financial covenants under the Loan Agreement, including maintaining a tangible net worth of $75,000,000 and specified ratios with respect to current assets and liabilities and debt to tangible net worth.  The Company’s obligations under the Loan Agreement are secured by a security interest in the collateral account (including the Deposit) with the Lender and future accounts receivable and related collateral.  As of September 30, 2019, the Company has not borrowed any amounts under the Revolving Credit Facility.

All outstanding amounts owed under the Loan Agreement become due and payable no later than the maturity date of September 30, 2020, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the Loan Agreement, non-performance of covenants and obligations or insolvency or bankruptcy (as defined in the Loan Agreement).

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03.                                        Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.             Other Events.

On September 30, 2019, the Company’s line of credit (the “Veritex Line of Credit”) under the Amended and Restated Loan and Security Agreement (as amended, the “Veritex Loan Agreement”) by and between the Company and Veritex Community Bank (“Veritex”) matured pursuant to its terms.  No amounts were borrowed under the Veritex Line of Credit.  In connection with the maturity of the Veritex Line of Credit and entry into the Loan Agreement described in Item 1.01 to this Current Report, the Company paid off all amounts owed pursuant to the term loan under the Veritex Loan Agreement with $4,355,665 and provided Veritex with cash collateral (in the form of cash deposits already held in the Company’s bank accounts with Veritex) for certain letters of credit issued on behalf of the Company under the Veritex Loan Agreement.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Loan and Security Agreement, by and between Dawson Geophysical Company and Dominion Bank, dated September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: October 1, 2019	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer